Exhibit 99.1

CROSS-REFERENCE SHEET

Location in 2016 Ontario Economic Outlook and Fiscal Review

included as Exhibit (99.14), Public Accounts of Ontario: 2015-2016

Annual Report and Consolidated Financial Statements included as

Exhibit (99.13), 2016 Ontario Budget included as Exhibit (99.7) or in other Exhibit to Annual Report

Province of Ontario

Overview

Area and Population	Ex. 99.2 Additional Information relating to the Province.

Government	Ex. 99.2 Additional Information relating to the Province.

Constitutional Framework	Ex. 99.2 Additional Information relating to the Province.

Operational Framework	Ex. 99.2 Additional Information relating to the Province.

Implications for Provincial Financial Statements	Ex. 99.2 Additional Information relating to the Province.

Foreign Relations	Ex. 99.2 Additional Information relating to the Province.

The Budget and Quarterly Reporting	Ex. 99.2 Additional Information relating to the Province.

Public Finance

Fiscal Outlook and Performance	Ex. 99.14 pages 129-150; Ex. 99.13 pages 9-12; Ex. 99.7 pages 249-289.

Revenue	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.14 pages 131-134, 138-140, 144, 150; Ex. 99.13 pages 88-91;
Ex. 99.7 pages 250-254, 259-274, 282, 288.

Tax Measures	Ex. 99.14 pages 175-184; Ex. 99.7 pages 327-346.

Expense	Ex. 99.14 pages 135-137, 141-142, 145-147, 150.
Ex. 99.13 pages 92-94; Ex. 99.7 pages 255-258, 275-280, 283-285, 288.

Principle Provincial Organizations	Ex. 99.13 pages 98-102.

Asset Optimization/
Government Business Enterprises	Ex. 99.14 pages 49-51; Ex. 99.13 pages 103-104; Ex. 99.7 pages 86-91.

Analysis of 2015-16 Results	Ex. 99.13 pages 12-41.

Financial Reporting and Notes	Ex. 99.13 pages 9-85.

Public Debt

Publicly Held Debt Summary	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.13 pages 58-60.

Debt Issuances Since 2015-16 Fiscal Year End	Ex. 99.2 Additional Information relating to the Province.

Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2 Additional Information relating to the Province.

SEC Registered Debt	Ex. 99.2 Additional Information relating to the Province.

Borrowing and Debt Management	Ex. 99.14 pages 151-159; Ex. 99.7 pages 291-309.

Pensions and Other Employee Future Benefits	Ex. 99.13 pages 65-70.

Assets and Liabilities	Ex. 99.13 page 48.

Ontario Electricity Industry	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.14 page 159.

Consolidated Debt of the Province of Ontario	Ex. 99.13 pages 58-60.

Selected Debt Statistics	Ex. 99.13 pages 59-60.

Risk Management and Derivative Financial	Ex. 99.13 pages 60-63.
Instruments

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.13 page 77.

Claims Against the Crown	Ex. 99.13 page 79.

Economy

Economic Data Tables	Ex. 99.2 Additional Information relating to the Province.

Economic Outlook and Performance	Ex. 99.14 pages 115-127; Ex. 99.7 pages 213-247.

Ten-Year Review of Selected Statistics	Ex. 99.14 pages 148-149; Ex. 99.7 pages 286-287.